Exhibit 10.6
Execution Version
PATENT SECURITY AGREEMENT
          This PATENT SECURITY AGREEMENT (this “Agreement”), dated as of May 18, 2011 is entered into between MONEYGRAM INTERNATIONAL, INC., a Delaware corporation (“Grantor”), and BANK OF AMERICA, N.A., as Collateral Agent for the benefit of the Secured Parties (the “Collateral Agent”).
W I T N E S S E T H:
     WHEREAS, Grantor has entered into that certain Credit Agreement dated as of even date herewith by and among MoneyGram International, Inc. (“Holdco”), the Borrower, the Administrative Agent and the financial institutions so designated on the Commitment Schedule thereto (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);
     WHEREAS, Grantor has entered into that certain Security Agreement of even date herewith (as amended, restated, amended and restated, modified or supplemented from time to time, the “Security Agreement”) with the Collateral Agent, for the benefit of the Secured Parties, pursuant to which Grantor has granted to the Collateral Agent a security interest in substantially all the assets of Grantor, including all right, title and interest of Grantor in, to and under all now owned and hereafter acquired Patents, and all proceeds thereof, to secure the payment of the Secured Obligations;
     WHEREAS, capitalized terms used but not defined herein are used in the manner provided in the Security Agreement and the Credit Agreement, as applicable;
     WHEREAS, Grantor owns the registered and pending Patents listed on Schedule 1 annexed hereto; and
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor does hereby grant to the Collateral Agent, for the benefit of the Secured Parties, a continuing security interest in all of Grantor’s right, title and interest in, to and under the following (all of the following items or types of property being herein collectively referred to as the “Patent Collateral”), whether presently existing or hereafter created or acquired:
(1)	each Patent, including without limitation, each registered and pending Patent referred to in Schedule 1 annexed hereto, together with any reissues, continuations or extensions thereof; and

(2)	all proceeds of the foregoing, including, without limitation, any claim by Grantor against third parties for past, present or future infringement of any Patent, including, without limitation, any registered and pending Patent referred to in Schedule 1 annexed hereto.

     The security interests are granted in furtherance, and not in limitation, of the security interests granted to the Collateral Agent, for the benefit of the Secured Parties, pursuant to the Security Agreement. Grantor hereby acknowledges and affirms that the rights and remedies of Collateral Agent with respect to the security interest in the Patent Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Security Agreement, the terms of the Security Agreement shall govern.
     This Agreement shall be construed in accordance with and governed by the laws of the State of New York.
     Each Grantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
     Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in the foregoing paragraph. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
[Signature Page Follows]

     IN WITNESS WHEREOF, Grantor has caused this Patent Security Agreement to be duly executed by its duly authorized officer thereunto as of the date first written above.

MONEYGRAM INTERNATIONAL, INC.
By:	/s/ James E. Shields
	Name:	James E. Shields
	Title:	Executive Vice President and Chief Financial Officer

Acknowledged:

BANK OF AMERICA, N.A., as Collateral Agent for the benefit of the Secured Parties
By:	/s/ Adam Cady
	Name:	Adam Cady
	Title:	Managing Director
[Signature Page to Patent Security Agreement]

Schedule 1
PATENTS:

Title	Owner	Pat. No.	Issue Date	Country
Method and Apparatus for Money Transfer	MoneyGram International, Inc.	7,461,776	12/9/2008	USA

Systems and Methods for Processing Payments with Payment Review Features	MoneyGram International, Inc.	7,680,737	3/16/2010	USA

Method and Apparatus for Money Transfer	MoneyGram International, Inc.	7,798,397	10/21/2010	USA

Method and Apparatus for Distribution of Money Transfers	MoneyGram International, Inc.	7,878,393	2/1/2011	USA

Method and Apparatus for Money Transfer	MoneyGram International, Inc.	7,258,268	8/21/2007	USA
PATENT APPLICATIONS:

Patent Applications	Owner	App. No.	Filing Date	Country
Method and Apparatus for WIC Payment Processing	MoneyGram International Inc.	11/741,286	4/27/2007	USA

Consumer Database Loyalty Program for a Money Transfer System	MoneyGram International, Inc.	11/846,323	8/28/2007	USA

Global Compliance Processing System	MoneyGram International, Inc.	11/874,694	10/18/2007	USA

Agent Portal	MoneyGram International, Inc.	12/257,120	10/23/08	USA

Due Date Based Fee System	MoneyGram International, Inc.	12/191,112	8/12/08	USA

Retail Sale Money Transfer System	MoneyGram International, Inc.	12/650,209	12/30/09	USA

Virtual Traveler’s Check	MoneyGram International, Inc.	12/716,355	3/3/10	USA

Systems & Methods for Processing Payments with Payment Review Feature (cont.)	MoneyGram International, Inc.	12/722,152	3/11/10	USA

Receive Fraud Prevention	MoneyGram International, Inc.	12/849,543	8/3/10	USA

Method and Apparatus for Money Transfer (cont. of CIP)	MoneyGram International, Inc.	12/870,934	8/10/10	USA

Method and Apparatus for Distribution of Money Transfers (cont.)	MoneyGram International, Inc.	13/017,477	1/31/11	USA

Sending Money to An Institution for the Benefit of a Receiver	MoneyGram International, Inc.	12/028,688	2/16/11	USA

Chargeback Decisioning System	MoneyGram International, Inc.	12/264,533	11/4/08	USA